Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Kandi Technologies Group, Inc. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his and/or her knowledge:

(1) This Amendment No. 1 to the Annual Report of the Company on Form 10-K/A for the fiscal year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2014

/s/ Hu Xiaoming
Hu Xiaoming
President, Chief Executive Officer, and Chairman of the Board
(Principal Executive Officer)

/s/ Zhu Xiaoying
Zhu Xiaoying
Chief Financial Officer
(Principal Financial Officer and Principle Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Kandi Technologies Group, Inc. and will be retained by Kandi Technologies Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.